Exhibit 10.22

FIVE BELOW, INC.

EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Award Agreement”) dated as of October 14, 2010 (hereinafter referred to as the “Date of Grant”) is made by and between Five Below, Inc. (the “Company”) and David Schlessinger (the “Optionee”).

1. Grant of Option; Term of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase a total of 2,919,973 shares of Common Stock of the Company (the “Option Shares”) on the Date of Grant, at the price and on the terms set forth herein, and in all respects subject to the terms, definitions and provisions of the Five Below, Inc. Equity Incentive Plan (the “Plan”) applicable to non-qualified stock options, which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings when used herein. This Option shall expire at 11:59 p.m. Eastern Standard Time on the tenth anniversary of the Date of Grant, subject to earlier termination, as provided in the Plan or Section 5 hereof.

2. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

3. Option Exercise Price. The Option exercise price is $2.18 per Share, which the Board has determined is not less than the Fair Market Value of a Share on the Date of Grant.

4. Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement as follows:

(a) Right to Exercise. 50% of the Option shall vest and become exercisable in accordance with Section 4(a)(i) hereof (the “Time-Vesting Option) and 50% of the Option shall vest and become exercisable in accordance with Section 4(a)(ii) hereof (the “Performance-Vesting Option”).

(i) Time-Vesting Option.

(A) Except as provided in Section 4(a)(i)(B) hereof, subject to the Optionee’s continued employment with the Company, on each applicable vesting date, 25% of the Time-Vesting Option shall vest and become exercisable on the first anniversary of the Date of Grant, and an additional 6.25% of such Time-Vesting Option shall vest on each January 14, April 14, July 14 and October 14 thereafter, commencing with January 14, 2011, so that the Time-Vesting Option shall become fully vested on the fourth anniversary of the Date of Grant.

(B) In the event of a Change in Control, the Time-Vesting Option shall vest and become fully exercisable immediately prior to the Change in Control; provided that the Optionee is employed by the Company immediately prior to the occurrence of such Change in Control.

(ii) Performance-Vesting Option.

(A) Subject to the Optionee’s continued employment with the Company on each applicable vesting date:

(1) 33.3% of the Performance-Vesting Option (“Tranche 1”) shall vest on the date on which (x) the “Purchasers” (as defined below) receive “Proceeds” (as defined below) equal to at least 2.0 times the amount of “Purchasers’ Investment” (as defined below) or (y) the “IRR” (as defined below) for the Purchasers is greater than or equal to 30%;

(2) an additional 33.3% of the outstanding unvested Performance-Vesting Option (“Tranche 2”) shall vest on the date on which (x) the Purchasers receive Proceeds equal to at least 2.5 times the Purchasers’ Investment or (y) the IRR for the Purchasers is greater than or equal to 40%; and

(3) the remaining 33.3% of the outstanding unvested Performance-Vesting Option (“Tranche 3”) shall vest on the date on which (x) the Purchasers receive Proceeds equal to at least 3.0 times the Purchasers’ Investment or (y) the IRR for the Purchasers is greater than or equal to 50%.

“Purchasers” shall mean Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE VI-A Limited Partnership, and Advent Partners GPE VI-A 2010 Limited Partnership.

“Purchasers’ Investment” shall mean the amount of the Purchasers’ investment in the Company pursuant to the Investment Agreement, dated September 1, 2010, (the “Investment Agreement”) by and among the Company and certain parties thereto, including the Purchasers.

“Proceeds” shall mean the aggregate amount of (i) cash proceeds actually received by the Purchasers as a result of a sale or disposition of any of the shares of the Company that are acquired by Purchasers pursuant to the Investment Agreement (the “Purchasers’ Shares”), (ii) any other cash dividend or distribution received by the Purchasers with respect to the Purchasers’ Shares, (iii) the value of any Purchasers’ Shares that are distributed to the Purchasers’ partners and affiliates, and (iv) any fees received by the Purchasers in connection with any transaction. For purposes of this definition, the Purchasers’ Shares that are distributed to Purchasers’ partners and affiliates shall be valued at their fair market value on the date of distribution, as determined in good faith by the Board.

“IRR” shall mean the interest rate (compounded annually), which when used to calculate the net present value of all Cash Inflows and all Cash Outflows, causes such net amount to equal zero, and shall be calculated at the times and in the manner set forth herein. “Cash Inflows” shall mean the Purchasers’ Investment. “Cash Outflows” shall include all cash payments of dividends, distributions, redemptions, premiums and proceeds received by the Purchasers as a result of a sale or disposition of any Purchasers’ Shares.

(B) Notwithstanding anything herein to the contrary, so long as the Optionee continues to be employed by the Company on the applicable vesting dates, the applicable unvested Tranche shall vest (i) on the 9th month anniversary of the consummation of an initial public offering of the Company’s Common Stock (an “IPO”) if the applicable Market Cap targets (as set forth in the schedule below) are achieved during the 9-month period immediately following the consummation of the IPO, and (ii) thereafter, any Tranche that did not become vested pursuant to clause (i) shall become vested on the last day of the first Measurement Period that the applicable Market Cap targets (as set forth in the schedule below) for such Tranche are achieved. “Measurement Period” shall mean any two consecutive fiscal quarters following the 9th month anniversary of the consummation of the IPO. “Market Cap” shall be determined by the Board based on the average daily closing price of a share of the Company’s publicly traded Common Stock during the applicable measurement period (i.e., the 9-month period immediately following the consummation of the IPO or a Measurement Period).

Tranche	Market Cap Targets
Tranche 1	$608 million
Tranche 2	$768 million
Tranche 3	$930 million

(b) Method of Exercise. The Optionee may exercise this Option, to the extent vested, by providing written notice stating the election to exercise this Option. Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice must be accompanied by payment of the option exercise price in the manner described in Section 4(c) hereof, by an executed Stock Restriction Agreement described in Section 4(f) hereof and a joinder agreement to the Shareholders Agreement (as defined below) described in Section 4(g) hereof and by any other agreements required by the Board or its Committee and or the terms of the Plan, which other agreements may restrict the sale or other transfer of the Shares and may include certain additional representations and agreements as to the Optionee’s investment intent with respect to the Shares. This Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price, and duly executed copies of the Stock Restriction Agreement, joinder, and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Shares notwithstanding the exercise of this Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Shares that are being issued upon exercise of this Option. The certificate(s) for the Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and or applicable law.

(c) Method of Payment. The method of payment of the option exercise price may consist entirely of cash, certified check, payment through delivery of Shares (including Shares that would otherwise be obtained upon exercise of this Option) valued at their Fair Market Value at the time of exercise, or such other consideration or method of payment as may be authorized under the Plan.

(d) Partial Exercise. This Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(e) Restrictions on Exercise. This Option may not be exercised if the issuance of these Shares upon such exercise would constitute a violation of an applicable federal or state securities laws or other laws or regulations. In addition, as a further condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under an applicable law or regulation.

(f) Stock Restriction Agreement. In connection with and as a condition of exercising this Option, the Optionee hereby acknowledges and agrees to execute a Restriction Agreement (or other agreement restricting Optionees rights in the Shares acquired or to be acquired by the exercise of this Option) by and between Optionee, the Company and or one or more other holders of equity securities of the Company in the form that the Company provides at the time of exercise and as may be amended by the Company in it sole discretion from time to time.

(g) Shareholders Agreement. The Optionee shall not be deemed for any purpose to be the owner of any of the Option Shares underlying this Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, in which case the Optionee shall execute a joinder to the Second Amended and Restated Shareholders Agreement dated September 1, 2010 between the Company and the registered holders of the Shares (the “Shareholders Agreement”) and (ii) the Company shall have issued the Option Shares for which the Optionee exercised, if applicable, and such issuance or exercise shall have been recorded on the books of the Company (which issuance and recordation shall not be unreasonably delayed). The Option Shares shall be subject to the terms and conditions set forth in the Shareholders Agreement, irrespective of whether the Optionee signs a joinder pursuant to the preceding sentence.

5. Termination of Relationship with the Company.

(a) Voluntary Termination. If the Optionee terminates his employment with the Company for any reason other than death or “Disability” (as such term is defined in the Company’s long-term disability plan in which the Optionee participates as in effect as of such termination of employment), the Option (to extent vested and exercisable at the time of such termination) may be exercised at any time within 90 days after the date of such termination. To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(b) Disability. If the Optionee’s employment by the Company terminates due to Disability, the Option (to the extent vested and exercisable at the time of such termination) may be exercised by the Optionee or his legal guardian or representative at any time within 12 months after such termination. To the extent that the Option is not vested and exercisable on the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(c) Death. If the Optionee’s employment by the Company terminates due to his death, the Option (to the extent vested and exercisable at the time of such death) will remain exercisable for 12 months after the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested and exercisable on the date of death, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(d) Termination Without Cause. If the Company terminates Optionee’s employment with the Company without “Cause” (as such term is defined in the Optionee’s letter agreement with the Company, dated as of October 14, 2010), the Option (to the extent vested and exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination. To the extent that the Option is not vested and exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(e) Termination for Cause. If the Company terminates Optionee’s employment with the Company for Cause, the Option (either vested or unvested), to the extent not exercised as of the date of termination, shall terminate immediately and automatically, and the Optionee shall have no further rights therein.

Notwithstanding any other provision of this Section 5, the Option shall not be exercisable after the expiration of the term set forth in Section 1 hereof.

6. Non-Transferability of Option; Permitted Transfer. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than (i) by will or by the laws of descent or distribution or (ii) to the Optionee’s “family” or to a custodian, trustee or other fiduciary (a “Permitted Transferee”) for the account of the Optionee or a member of the Optionee’s family (a “Permitted Transfer”). During the Optionee’s lifetime, this Option is exercisable only by the Optionee (or by his Permitted Transferee upon a Permitted Transfer or by such Optionee’s legal guardian or representative as provided in Sections 5(b) and (c) and this Section 6). “Family” shall include the Optionee’s spouse, parent, sibling (by blood or adoption) or lineal ancestor or descendant (by blood or adoption). A Permitted Transferee may not further assign or transfer this Option otherwise than by will or the laws of descent and distribution. Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives, heirs of the Optionee, meaning for purposes of this Award Agreement, both testamentary heirs and heirs by intestacy and other Permitted Transferees. No transfer of the Option shall be effective unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board or its Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof. Each transferee of an Option by will or the laws of descent and distribution or Permitted Transferee shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Award Agreement. Any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of this Option contrary to the provisions of this Award Agreement, and any levy, attachment or similar process this Option shall be null and void and without effect.

7. No Continuation of Employment or Engagement. Neither the Plan nor this Option shall confer upon the Optionee any right to continue in the service of the Company or any of its Subsidiaries or limit, in any respect, the right of the Company to discharge the Optionee at any time, with or without Cause and with or without notice.

8. Lock-Up Agreement. The Optionee hereby agrees that in connection with any registration of the offering of any securities of the Company under the Securities of 1933, as amended (the “Securities Act”) for the account of the Company, if so requested by the Company, such Optionee shall not sell or otherwise transfer any securities of the Company during the period specified by the Board (the “Market Standoff Period”), with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the

Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end or such Market Standoff Period. The provisions of this Section 8 shall be binding upon any Permitted Transferee or other transferee or assignee of any Shares. The provisions of this Section 8 may be modified by the Company in accordance with the Shareholders Agreement.

9. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise this Option pursuant to Sections 5 and 6 hereof) will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option. If elected by the Optionee in connection with his exercise of the Option, the Company shall deduct from the Shares deliverable to the Optionee upon exercise, or to accept from the Optionee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

10. Adjustment. This Option is subject to adjustment as provided in Section 3 of the Plan.

11. The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

12. Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

13. Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Award Agreement shall be construed in al respects as if such invalid or unenforceable provision has been omitted.

14. Governing Law. This Award Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Award Agreement or the negotiation, execution or performance of this Award Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Award Agreement or as an inducement to enter this Award Agreement) shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

15. Amendment. Subject to the provisions of the Plan, this Award Agreement may be amended at any time by the Company or its delegate; provided, however, that any modification or amendment of this Award Agreement which adversely affects the Optionee shall require the written consent of the Optionee.

16. Entire Agreement. This Award Agreement, together with the Plan, the Shareholders Agreement, the Stock Restriction Agreement, and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Company.

17. Section 409A of the Code. It is the intent that the grant, vesting and/or exercise of the Option set forth in this Award Agreement shall be exempt from the requirements of Section 409A of the Code, and any ambiguities herein shall be so interpreted.

18. Failure to Enforce Not A Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Award Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

19. Notices. Any notice, request, instruction or other document given under this Award Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

20. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Award Agreement.

21. Counterparts. This Award Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Award Agreement has been executed by the parties hereto on the date first written above.

FIVE BELOW, INC.

By:	/s/ Kenneth R. Bull

Name:	Kenneth R. Bull

Title:	Senior Vice President, Finance

David Schlessinger

/s/ David Schlessinger
Signature

Address

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND, EXCEPT AS OTHERWISE PROVIDED IN THE AWARD AGREEMENT, MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO FIVE BELOW, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

ACKNOWLEDGMENT

The Optionee acknowledges receipt or a copy or the Plan, a copy of which is attached hereto, and represents that he has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all or the terms and provisions of the Award Agreement and the Five Below, Inc. Equity Incentive Plan (the “Plan”). The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

Date:	October 14, 2010
Signature of Optionee

/s/ David Schlessinger
David Schlessinger

Address

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